                                                                Exhibit 99.16(a)

            ARIZONA MUNICIPAL BOND FUND CLASS A (11/29/91-1/31/92)
                       AVERAGE ANNUAL AND TOTAL RETURNS

                                                                                               Since
                                                                                             Inception       Since
                                                                                                Avg.       Inception
                                                                                              Annual         Total
                                                                                              Return        Return*
                                                                                           ----------     ----------
Initial Investment......................................................................   $ 1,000.00     $ 1,000.00
Divided by Max. Offer. Price............................................................        10.42
                                                                                           ----------
Divided by Net Asset Value..............................................................                       10.00
                                                                                                          ----------
Equals Shares Purchased.................................................................        95.97         100.00
Plus Shares Acquired through Dividend Reinvestment......................................         0.94           0.94
                                                                                           ----------     ----------
Equals Shares Held at 1/31/92...........................................................        96.91         100.94
Multiplied by Net Asset Value at 1/31/92................................................        10.17          10.17
                                                                                           ----------     ----------
Equals Ending Redeemable Value at $ 1,000 Investment (ERV) at 1/31/92...................       985.60       1,026.60
Divided by $1,000 (P)...................................................................       0.9856         1.0266
Subtract I..............................................................................      -0.0144         O.0266
Expressed as a percentage equals the Aggregate Total Return for the Period (T)..........        -1.44%
                                                                                           ==========
Expressed as a percentage equals the Aggregate Total Return for the Period..............                       +2.66%
                                                                                                          ==========
ERV divided by P........................................................................       0.9856
Raise to the power of...................................................................         5.80
Equals..................................................................................       0.9192
Subtract I..............................................................................      -0.0808
Expressed as a percentage equals the Average Annualized Total Return....................        -8.08%
                                                                                           ==========

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* Does not include sales charge for the period.
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                      30 DAYS STANDARD YIELD FOR PERIOD
                            ENDING JANUARY 31,1992


                      ARIZONA MUNICIPAL BOND FUND-CLASS A

       Long item income generally based on yield to maturity times market
         value of each security..........................................     $     70,305
       Plus short term income accrued for the past thirty days...........            1,615
                                                                              ------------
       Equals Total Income...............................................           71,920

       Less expenses for the past thirty days............................           (1,650)
                                                                              ------------
       Equals net monthly income for yield calculation...................           70,270
                                                                              ------------
       Average shares outstanding for 30 days............................        1,357,345

       Times the Maximum Offering Price..................................            10.58
                                                                              ------------
       Equals total dollars..............................................      $14,360,710
                                                                              ============
       Net monthly income divided by total dollars equals................         0.004893
                                                                              ------------
       Add 1.............................................................         1.004893
                                                                              ------------
       Raise to the power of 6...........................................         1.029721
                                                                              ------------
       Subtract 1........................................................         0.029721
                                                                              ------------
       Times 2...........................................................        0.0594412

       Expressed as a percentage equals the Standardized Yield for 30 day
         period..........................................................             5.94%*
                                                                                      ====
       Tax Rate..........................................................               31%

       x = 1 minus Tax Rate..............................................               69%

       Standardized Yield divided by x equals Tax Equivalent Yield for 30
         day period......................................................             8.61%*
                                                                                      ====

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* The SEC Standard 30 day yield for Arizona Municipal Bond-Class A would be 5.08% without voluntary reimbursement. The tax equivalent yield would be 7.36%.